As Filed With the Securities and Exchange Commission on May 12, 2020

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE STATE CORP.
        (Name of Small Business Issuer in its Charter)

Nevada	7372	84-4517436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Email : bluestatecorp@gmail.com

1 KL to Walmart Heredia, House 24a
San Jose, Costa Rica
00506 72557365
(Address and telephone number of principal executive offices and principal place of business)

Agent for Service:
Nevada Agency and Transfer Company.50 West Liberty Street, Suite 880
Reno,  Nevada, 89251
  (775) 322-0626

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[ ]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐   Accelerated Filer ☐  Non-Accelerated Filer  ☐  Smaller reporting Company ☒ Emerging Growth Company ☒
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	2,700,000	$27,000	$0.02	$54,000	$7.01
(1)	This Registration Statement covers the resale by our selling shareholders of up to 2,700,000 shares of common stock previously issued to such selling shareholders.
(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price the shares that were sold to our shareholders, which was $0.01 per share in a private placement The price of $0.02 is a fixed price at which the selling security holders may sell their shares. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
The information in this prospectus is not complete and may be amended. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ("SEC") is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus
Dated: May 12 , 2020
Blue State Corp.
2,700,000 Shares of Common Stock

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act.
The selling security holders named in this prospectus are considered underwriters and are offering 2,700,000 shares of common stock at a fixed price of $0.02 , offered through this prospectus, and will sell their shares at the fixed price of $0.02 for the duration of this offering, of which they will receive net proceeds of $54,000.  The Company will not receive any proceeds from the sale of the common stock covered by this prospectus.
Prior to this registration, there has been no public trading market for the common stock of Blue State Corp. and it is not presently traded on any market or securities exchange. 2,700,000 shares of common stock for sale by the Selling shareholders to the public and the securities being registered by this offering may be illiquid because these securities are not listed on any exchange. The Company intends on applying for trading on the OTC Pink Market immediately after this prospectus becomes effective.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.
We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.
We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.
Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6 to read about factors you should consider before buying shares of our common stock.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

RISK FACTORS	6

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	11

SELLING SHAREHOLDERS	11

PLAN OF DISTRIBUTION	15

LEGAL PROCEEDINGS	17

DIRECTORS, EXECUTIVE OFFICERS, CONTROL PERSONS	17

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS	18

DESCRIPTION OF SECURITIES	19

INTERESTS OF NAMED EXPERTS AND COUNSEL	20

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21

ORGANIZATION IN THE LAST FIVE YEARS	21

DESCRIPTION OF BUSINESS	22

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERSTIONS	25

DISCRIPTION OF PROPERTY	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS	29

EXECUTIVE COMPENSATION	30

FINANCIAL STATEMENTS	31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	32

Prospectus Summary

 Blue State Corp. is a corporation formed under the laws of the State of Nevada on June 11, 2018, whose principal executive offices are located in San Jose, Costa Rica. We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. We will be in the business of providing an alternative presentation to pizza, called Cone Pizza as well as serving paninis and other Italian dishes. Our business model is to open a small Bistro/Café restaurant with seating to accommodate approximately 30 seated customers, we will also have the ability for customers to take out food orders. We anticipate the majority of our customers will be take-out orders as our plan is to implement an online and mobile app order system so that customers can order ahead of time and pick up their order when they arrive. We are having to raise additional funds, and estimate that approximately $160,000 will be needed in order to open our business and provide a year’s working capital for the business.

As of May 12 , 2020 we have 6,700,000 shares of our common stock outstanding of which 2,700,000 are being registered for resale by selling shareholders and 4,000,000 belong to our sole director and officer. The average purchase price paid for the shares to be resold by the selling shareholders is $0. 01 . All of these shares were acquired from us, between June 11, 2018 (inception) to August 31, 2018. As of the date of the prospectus all shares have been issued and there are no subscriptions outstanding.
The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.
Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
June 13, 2018	$0.001	4,000,000	$4,000
August 31, 2018	$0.01	2,700,000	$27,000

Financial Performance to Date

As of May 12 , 2020 we had no revenue and we anticipate incurring operating losses and negative operating cash flow for at least the next twelve months. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern. To date we have not engaged in revenue producing activities.

Business Model

Our business model has been tested and we will operate in a highly competitive market.

Name, Address, and Telephone Number of Registrant

Blue State Corp.
Address: 1 KL to Walmart, Heredia, house 24a
              San Jose, Costa Rica
Telephone: 00506 72557365

The Offering

The following is a brief summary of this offering.

Common stock offered by selling security holders	2,700,000 shares of common stock. This number represents approximately 40.3% of our current issued and outstanding common stock and all of our non-affiliate shares subscribed for.

Common stock outstanding before the offering	6,700,000 Common Shares were subscribed for and are issued and outstanding as of May 12 , 2020.

Common stock outstanding after the offering	6,700,000 Common Shares issued and outstanding.

Offering Price
There is no public market for the company’s common shares. The offering price has been arbitrarily set at $0.02 per share. The Company may not meet the requirement for a public listing or quotation. Even if the Company’s common stock does become quoted or is listed, a market for the Company’s stock may never develop.

Terms of the Offering
The selling security holders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $25,400. Refer to “Plan of Distribution” on Page 15.

Completion of offering	The offering will conclude upon the earliest of such time as all of the common stock has been sold pursuant to the registration statement

Securities Issued And to be Issued
 Shares of our common stock have been subscribed for and are issued and outstanding.  As of May 12 , 2020.  All of the common stock to be sold under this prospectus will be sold by existing shareholders at a fixed price of $0.02 . There are no other subscriptions outstanding.

Use of proceeds
We are not selling any additional shares and there are no other subscriptions outstanding of the common stock covered by this prospectus. Additionally, we will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, and filing costs.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Summary Financial Information

The following summary financial data should be read in conjunction with “Managements Discussion and Analysis of Financial Condition and Results of Operations” and the Audited Financial Statement and Interim Financial Statements and accompanying notes thereto, included elsewhere in this Prospectus.

Consolidated Balance Sheets	March 31, 2020	June 30, 2019
Cash	$1,485	$4,426
Prepaid Expenses	$9,800	$20,400
Total Assets	$11,285	$24,826
Current Liabilities	$-	$-
Total Liabilities	$-	$-
Common stock $0.001 par value 75,000,000
Authorized, 6,700,000 issued and outstanding
As of June 30, 2019 and March 31, 2020	$6,700	$6,700
Additional Paid in capital	$25,428	$25,428
Accumulated deficit	$(20,843)	$(7,302)
Total Stockholders' Equity	11,285	$24,826

Consolidated Statements of Operations for the Three Months Ended March 31, 2020 and March 31, 2019	March 31, 2020	March 31, 2019
Revenue	$-	$-
Operating Expenses	$2,693	$-
Loss from Operations	$(2,693)	$-
Other Income (expense)	$-	$-
Net Loss	$(2,693)	$-

Consolidated Statements of Operations for the period June 11, 2018 (Inception) to June 30, 2018 and for the year ended June 30, 2019	June 30, 2019	June 30, 2018
Revenue	$-	$-
Operating Expenses	$6,184	$1,118
Loss from Operations	$(6,184)	$(1,118)
Other Income (expense)	$-	$-
Net Loss	$(6,184)	$(1,118)

The book value of our company was $0.00 per share as of June 30, 2019 and March 31, 2020 .

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with Our Company and Business
We are a new business with a limited operating history and no revenues as of June 30, 2019, and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment.

We have limited prior business operations and no revenues. We were incorporated in the State of Nevada on June 11, 2018. We will be able to meet our reporting requirements for approximately one year with our currently available capital resources, as we have prepaid these expenses. Our business is contingent upon securing additional funding to implement our business plan, and unless we are able to secure additional funding, we may not be able to successfully operate our business and market our products, and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have done the following:

•	Completed organizational activities;
•	Developed a business plan;
•	Obtained interim funding;
•	Engaged professional services;

In order to establish our business, we are dependent upon continued funding and the successful marketing and sales of our products. Failure to obtain funding for continued sales and marketing would result in us having difficulty establishing sales or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a startup company and our business may fail and you may lose your entire investment.

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment.

Since our inception on June 11, 2018 to June 30, 2019 we have incurred net losses of $7,302. We expect to lose more money as we spend additional capital to continue, and establish our infrastructure and organization to support anticipated operations. We currently have prepaid our reporting expenses for approximately the next 12 months and are having to raise additional funds in order to implement our business plan and have sufficient working capital to maintain operations for approximately the next 12 months. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Inability of our Sole Officer and Director to devote sufficient time to the operation of our business may limit our success.

Presently our sole Officer and Director of our company, allocates only a portion of his time to the operation of our business. Should our business develop faster than anticipated, our sole officer and director may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We may not be able to compete effectively against our competitors and this may cause our stock value to decline.

Our future success depends on our ability to compete effectively with competitors. Some of our potential competitors are well established and have larger customer bases and far better name recognition. If we do not compete effectively with current and future competitors we may not generate enough revenue to be profitable. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we were to lose our agreements/contracts with our suppliers and service providers, this would have a negative impact on our business and cause setbacks in our business development or cause our business to fail

Our future success depends on our ability to provide quality products at an affordable cost. We will rely on suppliers to supply us with fresh food products and service providers to maintain our website and mobile app. In order continue with our business development. In the event we should lose any agreements and or contacts with these suppliers and service providers, this would have a negative impact on our business and cause setbacks in our business development or cause our business to fail.

If we do not adhere to the various governmental health and safe food handling regulations, would have a negative impact on our business, cause setbacks in our business or may cause our business to fail.

Our future success depends on our ability to comply with various governmental regulations as they relate to health and safe food handling. In order continue with our business development we must adhere to these regulations and obtain the necessary permits required. In the event we should not adhere to these regulations and obtain the required permits, this could result in the temporary or even permanent closure of the business, and expose us to potential fines and other governmental scrutiny.

We require additional capital and financing to continue our business and failure to obtain capital could cause our business to fail.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our June 30, 2019 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on June 11, 2018, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act as long as we remain an "emerging growth company"

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until our second annual report.

Because of the inherent limitations during the first year, internal control over financial reporting may not prevent or detect misstatements to our financial statements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, lack of an Audit Committee, Financial Expert, Independent Director or that the degree of compliance with the policies or procedures may deteriorate and become ineffective. Other risks to be considered are, maintaining proper cash controls, including failure to segregate cash handling and accounting functions, and did not require dual signature on the Company’s bank accounts. Additionally, not implementing appropriate information technology controls, the Company retains copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of  May 12 , 2020 before that time, we would cease to be an “emerging growth company” as of the following June 30, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until we are no longer an “emerging growth company” or smaller reporting company.
Until such time we are no longer an “emerging growth company” or smaller reporting company. Our independent registered public accounting firm is not required to formally attest on our controls and procedures over financial reporting.

As a result of our independent registered public accounting firm not being required to attest with respect to our controls and procedures over financial disclosure, we may not prevent or detect material misstatements or errors, controls may become inadequate because of changes in circumstances, or the degree of compliance with the policies or procedures may deteriorate and become ineffective.
Additionally, due to the lack of the auditors attestation on the effectiveness of our internal control over financial reporting, the Company may not be able to qualify or receive additional funding, shareholders may not have an accurate financial evaluation of the Company, there may be a decline in share price due to a lack of market confidence, and there may be reduced trading activity causing a lack of liquidity of shareholder investment.
We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies which could materially affect our results of Operations, Financial condition, Business and Prospects.

As a public company we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.

These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

As a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, we may not be able to develop  a trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies which will result in less available information for our investors. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Because our sole Officer and Director resides in Costa Rica service of process in the United Sates may be difficult

Our sole director and officer is located in Costa Rica. This will limit investor's ability to effect service of process within the United States against our officers and directors, to enforce U.S. court judgments based upon the civil liability provisions of  U.S. federal securities laws against our officers and directors, to enforce in a Costa Rican court, U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against our officer and director, and bring an original action in a Costa Rican court to enforce liabilities based upon the U.S. federal securities laws against our officers and directors.
Risks Associated with our Common Shares
Because our sole Director and Officer owns the majority of our company's common stock, he will have the ability to override the interests of the other stockholders.

Our sole Director and Officer owns approximately 59.7% of our outstanding common stock. Investors may find the corporate decisions influenced by our sole Director and Officer are inconsistent with the interests of other stockholders. Sale of your shares may be difficult or impossible as there is presently no demand or public market for our common stock. There is presently no demand or public market for our common stock.
Though we intend to apply for a quotation on the Over the Counter Market, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Our common stock has no prior market and resale of your shares may be difficult without considerable delay or impossible.

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment.

Since earlier investors in our company have paid an average purchase price of $0.01 per share you may experience dilution of your investment. Our business will have to grow or the market must value the price of your shares higher than the amount that you paid for you to achieve a profit on your investment. If the valuation of our shares does not overcome your dilution you will lose a portion or all of your investment.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized Over the Counter market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market to develop and may prove impossible to sell your shares.

If we decide to suspend our obligations to file reports under Section 15(d), then our shareholders will not receive publicly disseminated information and will be a private company.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if the shares of common stock are held by fewer than 300 persons, or by fewer than 500 persons, where the total assets of the issuer have not be exceeded $10 million on the last day of each of the issuer's three most recent fiscal years. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

If we do not register a class of securities under Section 12 of the Exchange Act, We will be subject to Section 15(d) of the Securities Exchange Act and investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

If we do not register a class of securities under Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Securities Exchange Act and, accordingly, will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules, therefore, investors may not be able to obtain sufficient information regarding the company and will make our common stock less attractive to investors.

We are a "shell" company and our shares will subject to restrictions on resale.

As we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we will be deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company”, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock, we will not be permitted to register shares pursuant to any stock option plan or equivalent on Form S-8 and our liquidity of our shares of common stock will be diminished. Preclusion from any prospective investor using the exemptions provided by Rule 144 may be more difficult for us to sell equity securities or equity-related securities in the future to investors that require a shorter period before liquidity or may require us to expend limited funds to register their shares for resale in a future prospectus.
Additional issuances of our securities may result in immediate dilution to existing shareholders.
 We are authorized to issue up to 75,000,000 shares of common stock, $0.001 par value per share, of which 6,700,000 shares of common stock are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock. We may, in the future, issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,700,000 shares of our common stock through this prospectus. The selling shareholders are considered underwriters and must sell these shares at a fixed price of $0.01 until such time as the offering is complete. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 37.4% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

That a broker or dealer approve a person's account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: obtain financial information and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form: sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The Company will not receive any proceeds from this offering.

Determination of Offering Price

The offering price was determined by using a number of factors. We determined the offering price by assessing our capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business. The selling shareholders are considered underwriters and may sell their shares at a fixed price $0.02 per share and are not quoted on any exchange or marketplace. We determined this offering price arbitrarily, and the selling shareholders will be able to sell their shares once the offering is effective and would theoretically have a marketplace to sell their shares. An additional factor in determining the offering price was based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders are offering up to 2,700,000 shares of common stock through this prospectus, and are considered underwriters. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

2,700,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.01 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 31, 2018. The selling shareholders may sell their shares at a fixed price of $0.02.

The shares were sold solely by our sole Director and Officer to his close friends and close business associates under exemptions provided under Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders. The following table provides as the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the name of the shareholder:
2.   the number of shares owned by each shareholder prior to this offering;
3.   the total number of shares that are to be offered for each;
4.   the total number of shares that will be owned by each upon completion of the offering; and
5.   the percentage owned by each upon completion of the offering.

Name of Selling Shareholder (1)	Shares Owned Before the Offering (2)	Total Number of Shares to be Offered for the Security Holder's Account (3)	Total Shares Owned After the Offering is Complete (4)	Percentage of Shares Owned After the Offering is Complete (5)
Juan Carlos Rairez Villegas	100,000	100,000	Nil	Nil
Ivana Alvarez Salas	100,000	100,000	Nil	Nil
Adriano Martino	100,000	100,000	Nil	Nil
Jessica Campos Cardero	100,000	100,000	Nil	Nil
Marco Zamora Camacho	100,000	100,000	Nil	Nil
Goran Milin	100,000	100,000	Nil	Nil
Oscar Hunbelo Badilla Corella	100,000	100,000	Nil	Nil
Ernesto Zeron Flores	100,000	100,000	Nil	Nil
Carlos Luis Zuniga Alpizor	100,000	100,000	Nil	Nil
Hilary Buzio Corea	100,000	100,000	Nil	Nil
Audrey Aguilar Pacheco	100,000	100,000	Nil	Nil
Jesus Manuel Sereno Gonzalez	100,000	100,000	Nil	Nil
Viviana Rodriguez Gomez	100,000	100,000	Nil	Nil
Esteban Hernandez Herrera	100,000	100,000	Nil	Nil
Luis Alberto Monge Quiros	100,000	100,000	Nil	Nil
Kenneth Rodriguez Alvardo	100,000	100,000	Nil	Nil
David Jesus Aranda Ceiva	100,000	100,000	Nil	Nil
Sergio Gerardo Arrieta Chavarrita	100,000	100,000	Nil	Nil
Andres Laporte	100,000	100,000	Nil	Nil
Karina Mendez Salis	100,000	100,000	Nil	Nil
Mariana Garita Ellis	100,000	100,000	Nil	Nil
Alaysa Marie Recto	100,000	100,000	Nil	Nil
Kendra Gomez Hidalgo	100,000	100,000	Nil	Nil
Susan Pacheco Garcia	100,000	100,000	Nil	Nil
Jose Samuel Barrata	100,000	100,000	Nil	Nil
Manuel Emilio Arguello Chaves	100,000	100,000	Nil	Nil
Miguel Angel Flores	100,000	100,000	Nil	Nil

Family Relationships: There are no family relationships. Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 6,700,000 shares of common stock issued and outstanding on May 12 , 2020. The selling shareholders named in this prospectus are offering a total of 2,700,000 shares of common stock which represents approximately 40.3% of our outstanding common stock on  May 12 , 2020.
Other than detailed in the footnote above, we are not aware of any family relationships among selling shareholders. The named parties beneficially own and have sole voting and investment over all shares or rights to these shares. The percentages are based on 6,700,000 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

1.  has had a material relationship with us other than as a shareholder.
2.  has ever been one of our officers or directors; or
3.  is a broker-dealer or is an affiliate of a broker-dealer.

If there are any changes in the selling shareholders this prospectus will be promptly amended via a post-effective amendment.

Plan of Distribution

In general we will have 1 class of shares that will be available for distribution:

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”) in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Stockholders and/or the purchasers.  The Company is required to pay certain fees and expenses incurred by it incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:
1.  on such public markets or exchanges, as the common stock may from time to time be trading;
2.  in privately negotiated transactions.
The sales price is fixed at $0.02 per share until such time as the shares of our common stock become traded on the OTC Pink  M arket regulated by the Financial Industry Regulatory Authority or another exchange. Our common stock may never be traded on the OTC Pink Market or another exchange.

In order to be quoted on the OTC Pink Market, a market maker must file an application on our behalf in order to make a market for our common stock. This process usually takes approximately between four (4) and twelve (12) weeks. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTC Market, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock. We have not yet engaged a market maker to apply for quotation on the OTC Market on our behalf.
If our common stock becomes listed on the OTC Pink Market it will have an effect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.
It should also be noted that, as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock.

We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: contains a description of the nature and level of risk in the market for penny stocks in both  public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

contains a toll-free telephone number for inquiries on disciplinary actions; defines significant terms in the disclosure document or in the conduct of trading penny stocks; and contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer: with bid and offer quotations for the penny stock;

details of the compensation of the broker-dealer and its salesperson in the transaction;

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

 found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving the Company are as follows:

Name	Age	Positions Held and Tenure
Alessandro Napoleone	46	President, Chief Executive Officer, Secretary, Treasurer and Director since June 11, 2018

The Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

Mr. Napoleone has over 20 years experience in the food service and hospitality industries. Most recently, from 2018 to present Mr. Napoleone has been the manager of the C lounge Bar and Restaurant in San Jose Costa Rica. From 2000 to 2017 Mr. Napoleone founded Pane E Vino Italian Restaurant, starting with one location Mr. Napoleone was able to grow the Restaurant to ten (10) locations throughout the greater San Jose area.
Given that our director has extensive experience in the food service and hospitality industries, we will rely on his expertise extensively for management and support Additionally, our sole director is well educated in his chosen field and has extensive supervisory skills, business and management experience and is familiar and experienced in the day to day operations of a restaurant.
Significant Employees and Consultants

We have no significant employees other than our sole officer and director.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee to assist in the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) from our bank statements and invoices. We do not have an audit committee at this time because we have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Blue State Corp. Also included are the shares held by our Director and Officer.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Alessandro Napoleone Director, President Treasurer and Secretary	4,000,000	59.7%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Directors and Officers as a group (One Person)	4,000,000	59.7%

The percent of class is based on 6,700,000 of common stock issued and outstanding as of the date of this prospectus. The people listed are the Directors and Officers of our company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities
Common Stock

As of  May 12 , 2020, 6,700,000 shares of common stock are issued and outstanding and held by 28 shareholders of record. The Articles of Incorporation of Blue State Corp., authorize the issuance of 75,000,000 shares of common stock at $0.001 par value. Each holder of record of common stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote.

The Articles of Incorporation as amended do not permit cumulative voting for the election of directors. Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. If additional shares of our common stock are issued, the relative interests of the existing stockholders will be diluted. Our Articles of Incorporation allow for our Board of Directors to issue authorized common stock of up to 75,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions.

This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares they have currently been issued.

Our counsel, Randall Lanham has reviewed our share issuances and is of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statues).

Non-Affiliate Owned Securities

We have issued 2,700,000 shares of our common stock at $0.001 par value to 27 non-affiliate non-US shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933. These 2,700,000 shares are all being registered for resale by the selling shareholders at a fixed price of $0.02 per share via this registration statement.

Affiliate Owned Securities

We issued 4,000,000 shares of our common stock, pursuant to Section 4(2) of the Securities Act of 1933 to Alessandro Napoleone at $0.001 per share for total consideration of $4,000 on July 13, 2018. As of the date of this prospectus, our sole director and officer owns 4,000,000 shares of our common stock.  Alessandro Napoleone is an affiliate of our company. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144. When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation S offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to a company.

It should be noted, as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company”, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock.

Debt Securities

As of the date of this registration statement, we do not have any debt securities.

Other Securities

As of the date of this registration statement, we do not have any other securities such as warrants or stock options.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Randall Lanham, our independent legal counsel, has provided an opinion on the validity of our common stock. The financial statements included in this prospectus have been audited by BF Borgers CPA’s PC of Lakewood Colorado to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Nevada Anti-Takeover Laws
The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

Organization Within Last Five Years

We were incorporated in the State of Nevada, USA on June 11, 2018 under the name of Blue State Corp.  On June 11, 2018 Alessandro Napoleone was officially appointed as our sole director. On June 11, 2018 Alessandro Napoleone was appointed President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and Treasurer Secretary. Our fiscal year end has been established to be June 30. Our current operations are based in San Jose, Costa Rica. The reason that we incorporated in Nevada is because if we are able to develop our sales and achieve profitability to a significant level, we will then consider expanding our operations to Nevada so that we can take advantage of Nevada's corporate state tax rates. Additionally, our auditors have expressed substantial doubt about our ability to continue as a going concern due to the fact that we have not engaged in revenue producing activities.

The Jumpstart our Business Startups Act of 2012

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012 or JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), and understand that this election is irrevocable.

Description of Business

Business Development

We were incorporated in the State of Nevada, USA on June 11, 2018 and are based in San Jose, Costa Rica. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute. Additionally, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Business of Issuer

We are in the early stages of our product and infrastructure development, and have not yet engaged in revenue producing activities.

Overview

Our objective is to provide high quality, affordable Italian dishes with a modern and unique presentation.
The main reason a potential customer may choose us over a more established competitor is that while, other competitors provide similar products and service, potential customers will have the ability to try the other competitors products as well as our own products, many of which have been developed and refined by us and will be exclusive to our restaurant and web site.  Our success is reliant and contingent upon our ability to secure additional funding and successfully market our products.

Products

We believe our products will be unique and competitive in the market place and attractive to potential customers. Our products will be available in our restaurant and through our website and mobile app. Customers will be able to order their food online from us and pickup at our location. We believe that our products will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through Google adds and other social media platforms to broaden our exposure to customers.

Marketing

We will strive to position ourselves as a provider of high quality, affordable products in a modern and casual setting  We believe having our products with a mobile and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the online market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. The main goal is to sell our products to individuals at our restaurant and over the internet by way of our website and mobile app. We also intend to employ third party consultants to assist us in maximizing our online marketing and mobile applications.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Social media i.e., Facebook, Twitter, etc.
•	Mobile Telephone Networks
•	Referral and Rewards Programs

Competition

Regarding our competitive position in the industry, we are a new entry into this marketplace and we are not well known. We will compete with numerous providers of online or Internet accessible applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.

While our director and officer has significant business experience, we, as a company, have no proven track record in the restaurant and food service industry.  We can provide no assurance that we will be able to successfully market our products or compete within this industry.

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we intend on making application for trademarks in Costa Rica and in the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.

In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to website, Mobile App, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary information. Failure to provide adequate protection of our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Government Approvals

We will require approval of various government agencies to offer our products and operate our business . We fully expect that we will have to acquire a business license and other permits as required to operate as well, we will have to comply and adhere to strict health and food safety regulations in order to operate our business. There may be additional governmental regulations to comply with in running our business. We are voluntarily not accepting inquiries from the following countries: Afghanistan, Angola, Cuba, Democratic People's Republic of Korea [North Korea], Eritrea, Federal Republic of Yugoslavia [Serbia and Montenegro], Iran, Iraq, Liberia, Libya, Myanmar [Burma], Rwanda, Sierra Leone, Syria, and Sudan. We expect no costs or effects of compliance of federal, state and local environmental laws on our business.

Employees

We have one part-time employee, our President, Alessandro Napoleone who dedicates between 10 and 20 hours per week to our business. Additionally, it is likely that Alessandro Napoleone’s weekly hours will increase once our restaurant is open and website and mobile app is complete and online. Alessandro Napoleone's duties include, developing a marketing strategy and implementing our marketing plan as well as day to day management of our business.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.

We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C.20549. You may obtain information from the Public Reference Room by calling the SEC at 1800 SEC-0330 or (202) 551-8090. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

As of  May 12 , 2020 we had a cash balance $1,485 and have earned no revenue from operations. Since our inception on June 11, 2018 to June 30, 2019 we have raised $31,010 in equity financing via distributions of unregistered securities to Costa Rican investors using exemptions provided under Regulation S.

We will be able to maintain our reporting requirements for approximately one year with our currently available capital resources, as these have been prepaid. Currently, we require additional funding beyond the expenses that we have prepaid, and unless we are able to secure additional funding, we may not be able to successfully implement and operate our business and market our products..

We will also to continue to seek additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed.

Offering Costs

During the next twelve month period we anticipate spending $5,000 on Legal fees, and SEC Registration Fees; $12,500 on Accounting and Auditing; $6,000 on Electronic Filing and Printing and $2,000 on Transfer agent Fees. To date we have pre-paid these expenses with the exception of our legal fees.

Business Development

Our principal business is the, marketing and sales of an alternative presentation to pizza, called Pizza Cone. Additionally, we will also serve paninis and other Italian dishes.  We are in the early stages of our product application and infrastructure build out, and have not  yet engaged in revenue producing activities.

Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from individuals ordering our products via the Internet on our website, mobile app or in person.

The Company's revenues will be founded on our ability to produce and provide low-cost, high quality products to our customers. Since our inception on June 11, 2018 management has continued to develop our business plan. We have focused our limited resources to develop our products.  We will maintain a website and mobile app for our products, which will be maintained on servers that will be situated at a hosting service.

Our business plan can be summarized in the categories as outlined below.  We estimate the development period required to complete a commercial implementation of our products and develop commercial sales would be approximately three months at an estimated cost of approximately $160,000. At present we do not have sufficient funds to engage additional employees or contractors to quicken the implementation of our business plan.

While we have limited funding and are in the preliminary state of commercialization of our products and services, management believes in order to successfully implement their business plan will require additional funding.  We have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

Restaurant/Café

Our objective is to open a small Bistro/Café restaurant with seating to accommodate approximately 30 seated customers. We estimate that approximately 750 to 1000 square feet of floor area will be sufficient to provide enough space for a commercial kitchen and seating for approximately 30 customers. We estimate the cost of design and build out to be approximately $10,000, kitchen equipment costing approximately $5,000 and monthly rent of $1,500 per month.

Website Development/Mobile App

Development of our Website and Mobile App will be outsourced to a website design company with the cost of the website development and mobile app development at approximately $7,500. Our website and mobile app will allow customers to view the menu and order their food online ahead of time for pick up at the location when they arrive.

Website Hosting

Once our website is complete, we will select a hosting service that can host our website and provide adequate server space. We anticipate this costing approximately $200 per month to host and maintain our website. Over the next twelve months the cost of hosting our website is estimated to be $2,400.

Marketing

We will strive to position ourselves as a provider of high quality, innovative Italian foods. In today's technology driven world, we believe having services with a mobile and online element will position us for growth within the market. We plan to utilize various methods of marketing to gain brand recognition and market acceptance to establish ourselves in the online market place.

We plan to establish a presence in the market, primarily through the use of traditional methods of marketing in conjunction with a viral marketing component geared towards mobile and online viewing. The highlighted points below are an overview of the various marketing channels and strategies we intend to employ. We also intend to employ third party consultants to assist us in maximizing our online marketing and mobile applications.

•	Search Engine Optimization (SEO),Google add words, and key words.
•	Social media i.e., Facebook, Twitter, etc.
•	Mobile Telephone Networks
•	Referral and Rewards Programs

Branding

We plan to utilize various forms of media to promote our brand. Anticipated forms of media include E brochures, Facebook and other social media forums. We will utilize the internet as a forum to promote our brand which should result in greater brand recognition and increased sales. We will strive to regularly update our website and mobile app to ensure proper informational flow to established and new customers.

Budget

Below is our opening and estimated budget for the next year.

	Budget
1.	Facility Rent (1Year)	$18,000.00
2.	Security Deposit	$1,500.00
3.	Facility Remodeling	$10,000.00
4.	Kitchen Equipment	$7,500.00
5.	Furniture and Equipment	$5,000.00
6.	Raw Material (Opening )	$1,000.00
7.	Utility Services (1 year)	$1,000.00
8.	Staff Salary (1 year)	$30,000.00
9.	General Manager (1 year)	$30,000.00
10	Operations Assistant (1 year)	$12,000.00
11.	Signage	$2,000.00
12.	Website, Hosting (1 Year)	$2,400.00
13.	Website, Mobile App.	$7,500.00
	Other Expenses
14.	Uniforms	$1,000.00
15.	Permits	$200.00
16.	Contingencies	$15,000.00
17.	Marketing and Publicity	$15,000.00
		$159,100

Accounting and Audit

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. We anticipate $300 to assist in the preparation of our quarterly financial statements and $ 1,000 to assist in the preparation of our annual financial statements. Our independent auditor charges us approximately $2,000 to review our quarterly financial statements and approximately $6,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,500 to pay for our accounting and audit requirements, of which we have prepaid.

SEC Filings

We intend to become a reporting company in 2019 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings.

In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on June 11, 2018 through to June 30, 2019 and September 30, 2019. Our activities have been financed from the proceeds of share issuances. From our inception, on June 11, 2018 to June 30, 2019 and through September 30, 2019 we have raised a total of $31,010 from private offerings of our common stock. To date we have incurred total expenses of $14,925.

Liquidity and Capital Resources
The following table sets forth are our anticipated reporting expenses during the next year. These expenses have been prepaid with the exception of Legal Fees.
Category	Planned Expenditures Over The Next 12 Months
Legal Fees	$5,000
Accounting Fees	12,500
Filing Fees	$5,900
Transfer Agent Fees	$2,000
TOTAL	$25,400

As of  May 12 , 2020 we had a cash balance $1,485 and have earned no revenue from operations. Since our inception on June 11, 2018 to June 30, 2019 we have raised $27, 010 in equity financing via distributions of unregistered securities to Costa Rican investors using exemptions provided under Regulation S and $4,000 pursuant to Section 4(2) of the Securities Act of 1933 for a total of $31,0 10 . We will be able to conduct our reporting requirements for approximately one year with our currently available capital resources, as we have prepaid these expenses for the next year. We are likely to require additional funding beyond the year we have budgeted for and unless we are able to secure additional funding, we may not be able to successfully operate our business and market our products and services. We are currently seeking these additional funds via, private placements or loans from our officers and directors or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. During the next twelve month period we anticipate spending $5,000 on Legal Fees, and SEC Registration Fees; $12,500 on Accounting and Auditing; $5,900 on Electronic Filing and $2,000 on Transfer Agent fees. We require additional funding and if we are unable to secure the funding necessary to continue our plan of operations, then we will not be able to continue our development and our business may fail.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our President provides office space at his residence to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements. Our office space is approximately 150 sq. ft. and contains a desk, chair, computer, printer, all equipment office are loaned to us by our president at no cost to us. Our office space is adequate, suitable, has enough capacity to operate our business and is in good condition. We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

Certain Relationships and Related Transactions
Transactions with Officers and Directors

With respect to the policies and procedures required by the Company to enter in to related transactions, cannot exceed the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years. On June 13, 2018 our sole Officer and Director of Blue State Corp. purchased 4,000,000 shares of our common stock. The price paid was $0.001 per share for total proceeds of $4,000. These shares were issued pursuant to Section (4)2 of the Securities Act of 1933.

Alessandro Napoleone our sole director and officer provides services and rent to us. For Alessandro Napoleone’s services we pay $0 per month and the rent is donated and valued at $0 per month on our financial statements. Other than stated above there have been no other transactions with our Officers and Directors.

Other than as set forth above, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets from our inception on June 11, 2018

Agreements with Officers and Directors

We have no written agreements with our officers and directors to provide management services for the Company.

Agreements with Selling Shareholders

We have signed a private placement subscription agreement with each of our selling shareholders. Additionally, we have a verbal agreement with each selling shareholder that they will only sell their shares at a fixed price of $0.02 per share until our shares are quoted on the Over-the-Counter Market (OTC).

Market for Common Equity and Related Stockholder Matters
Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Pink Market (OTC Pink ) immediately upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Pink Market or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock. As of  May 12 , 2020 we had 6,700,000 shares of our common stock outstanding of which 2,700,000 shares are owned by non-affiliate shareholders and 4,000,000 shares that are owned by our sole Director and Officer who is deemed an affiliate.

 It should be noted, as we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we are deemed a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Accordingly, until we are no longer a "shell company”, and we become a reporting company pursuant to the Securities Exchange Act of 1934, as amended  and  file a Form 10 level disclosure, and continue to be a reporting company, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock.

Holders of Our Common Stock

As of May 12 , 2020 we have 28 holders of our common stock.

Dividends

We have not declared any dividends since our inception on June 11, 2018 and none are planned for the foreseeable future.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Executive Compensation
Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Directors and Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alessandro Napoleone, President, Secretary, Treasurer Principal Executive Officer	2019	-	-	-	-	-	-	-	0
	2018	-	-	-	-	-	-	-	0
Outstanding Equity Awards at Fiscal Year-End Table.
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alessandro Napoleone	-	-	-	-	-	-	-	-	-
Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.
A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreement with respect to compensating our officers and directors for their management services provided to the company. Additionally, we provide no pension plan for our officers and directors. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have no stock option plan and did not grant any stock options to our officers and directors since inception. Additionally, no stock option plan is contemplated.

Blue State Corp.
 Consolidated Financial Statements

Contents	Page
Audited Financial Statements – Blue State Corp.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of June 30, 2019 and 2018	F-3

Consolidated Statements of Operations for the period June 11, 2018 (Inception) to June 30, 2018 and for the year ended June 30, 2019	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the For the period June 11, 2018 (Inception) to June 30, 2018 and for the year ended June 30, 2019	F-5

Consolidated Statements of Cash Flows for the period June 11, 2018 (Inception) to June 30, 2018 and for the year ended June 30, 2019	F-6

Notes to the Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blue State Corporation Ltd.

Opinion on the Financial Statements
We have audited the accompanying balance sheets of Blue State Corporation Ltd. (the "Company") as of June 30, 2019 and 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the year ended June 30, 2019 and for the period from June 11, 2018 (inception) to June 30, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for the year ended June 30, 2019 and for the period from June 11, 2018 (inception) to June 30, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

Served as Auditor since 2019
Lakewood, CO
January 4, 2020

BLUE STATE CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2019	June 30, 2018

ASSETS

Current assets:
Cash	$4,426	$-
Prepaid expenses	20,400	-
Total current assets	24,826	-
Total assets	24,826	-

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	-	-
Total liabilities	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; 6,700,000 shares at $0.001 par value as of June 30, 2019 and 0 shares at par value $0.001 as of June 30, 2018.	6,700	-
Additional paid in capital	25,428	1,118
Accumulated deficit	(7,302)	(1,118)
Total stockholders' equity	24,826	-

Total liabilities and stockholders' equity	$24,826	$-

The accompanying notes are an integral part of these audited consolidated financial statements

BLUE STATE CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended June 30, 2019	For the Period June 11, 2018 (Inception) to June 30, 2018

Operating Expenses:

General and administrative	$6,184	$1,118
Total Operating Expenses	6,184	1,118

Loss from Operations	$(6,184)	$(1,118)

Other Expenses

Net loss for the period	$(6,184)	$(1,118)

Net loss per share:
Basic and diluted	$-	$-

Weighted average number of shares outstanding:
Basic and diluted	6,689,315	-

The accompanying notes are an integral part of these audited consolidated financial statements

BLUE STATE CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS' EQUITY
For the period June 11, 2018 (Inception) to June 30, 2018
and for the year ended June 30, 2019

	Common Stock
	Number of		Additional Paid	Accumulated	Total Shareholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance June 11, 2018 (Inception) to June 30, 2018	-	$-	$-	$-	$-
Additional Paid in Capital	-	$-	$1,118	$-	$1,118
Net loss	-	$-	$-	$(1,118)	$(1,118)
Balance at June 30, 2018	-	$-	$1,118	$(1,118)	$-
Shares issued at $0.001	4,000,000	$4,000	$-	$-	$4,000
Shares Issued at $0.01	2,700,000	$2,700	$24,310	$-	$27,010
Net loss	-	$-	$-	$(6,184)	$(6,184)
Balance at June 30, 2019	6,700,000	$6,700	$25,428	$(7,302)	$24,826

The accompanying notes are an integral part of these audited consolidated financial statements

BLUE STATE CORP.
CONSOLIDATED STATEMENTS OF CASHFLOWS

	For the Year Ended June 30, 2019	For the Period June 11, 2018 (Inception) to June 30, 2018

Cash flow from operating activities:
Net loss	$(6,184)	$(1,118)
Adjustment to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Prepaid expenses	(20,400)	-
Net Cash Used in Operating activities	$(26,584)	$(1,118)

Cash flows from financing activities:
Proceeds from related party	$-	$1,118
Proceeds from share issuances	31,010	-
Net cash provided by financing activities	$31,010	$1,118

Increase in cash during the period	4,426	-

Cash, beginning of period	-	-

Cash, end of period	$4,426	$-

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these audited consolidated financial statements

Blue State Corp.
Notes to the Consolidated Financial Statements
June 30, 2018 and June 30, 2019

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Blue State Corp. (the “Company”) was incorporated in the State of Nevada on June 11, 2018. The Company, is focused on developing a fast food restaurant concept called Pizza Cone.

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of June 30, 2019, the Company has working capital of $24,826 and has an accumulated deficit totaling $7,302 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is June 30.

b) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Blue State Corporation Limitada, Costa Rica (active). All significant intercompany transactions and balances have been eliminated.

c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. There are no cash equivalents as of June 30, 2019 or 2018.

e) Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

Blue State Corp.
Notes to the Consolidated Financial Statements
June 30, 2018 and June 30, 2019

f) Loss Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2019, the Company has no potentially dilutive securities outstanding.

g) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on June 30 , 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606.  The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company has not made any sales as of June 30, 2019.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

k) Subsequent Events

The Company’s management reviewed all material events from June 30, 2019, through the issuance date of these financial statements for disclosure consideration and there were no subsequent events noted.

Blue State Corp.
Notes to the Consolidated Financial Statements
June 30, 2018 and June 30, 2019

l) Recent Accounting Pronouncements Adopted

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company has adopted ASU 2016-18 and currently would not have a material impact on the Company’s CFS.

In May 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.

The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company has adopted ASU 2017-01 and currently would not have a material impact on the Company’s CFS.

In October 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management has adopted ASU 2017-11 and currently would not have a material impact on the Company’s CFS.

As of June 30, 2019, there are no recently issued accounting standards adopted that would have a material effect on the Company’s financial statements or have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $7,302 at June 30, 2019, a net loss of $6,184 and net cash used in operating activities of $26,584 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.

While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Blue State Corp.
Notes to the Consolidated Financial Statements
June 30, 2018 and June 30, 2019

Note 4-Related Party Transactions

As of June 30, 2019 the Company’s President and CEO was issued 4,000,000 Common Shares on July 13, 2018 at $0.001 for a total of $4,000. These shares represent the controlling interest in the Company.

Note 5-Commitments and Contingencies

As of June 30, 2019 there were no commitments or contingencies, as the Company has no contractual obligations, guarantees or pending litigation that would result in any breach of contract or contingent liability.

Note 6 - Stockholders’ Equity

The Company’s authorized capital consisted of 75,000,000 shares of common stock with a par value of $0.001 per share.  On July 13, 2018, 4,000,000 shares were issued for at $0.001 and between July 12 , 2018 and August 31, 2018, 2,700,000 were issued for at $0.01. As of June 30, 2019 there were 6,700,000 common shares issued and outstanding to 28 shareholders of record.

Note 7– Subsequent Events

Management has evaluated the Company for any subsequent events during the year ended June 30, 2019 and have determined there no reportable subsequent events.

BLUE STATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	June 30, 2019
	(Unaudited)

ASSETS

Current assets:
Cash	$4,403	$4,426
Prepaid Expenses	12,800	20,400
Total Current Assets	17,203	24,826
Total assets	17,203	24,826

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable and Accrued Liabilities	-	-
Total liabilities	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; 6,700,000 shares at $0.001 par value
As of June 30, 2019 and 6,700,000 shares at par value $0.001 as of September 30, 2019	6,700	6,700
Additional Paid in Capital	25,428	25,428
Accumulated Deficit	(14,925)	(7,302)
Total stockholders' equity	17,203	24,826

Total liabilities and stockholders' equity	$17,203	$24,826

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018

Operating Expenses:

General and administrative	$7,623	$6,184
Total Operating Expenses	7,623	6,184

Loss from Operations	$(7,623)	$(6,184)

Other Expenses

Net loss for the period	$(7,623)	$(6,184)

Net loss per share:
Basic and diluted	$-	$-

Weighted average number of shares outstanding:
Basic and diluted	6,700,000	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED AND CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

	Common Stock				Total
	Number of		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance at June 30, 2018	-	$-	$-	$-	$-
Additional paid in capital	-	$-	$31,010	$-	$31,010
Net loss	-	$-	$-	$(6,184)	$(6,184)
Balance at September 30, 2018	-	$-	$31,010	$(6,184)	$24,826

Balance at June 30, 2019	6,700,000	$6,700	$25,428	$(7,302)	$24,826
Net loss	-	$-	$-	$(7,623)	$(7,623)
Balance at September 30, 2019	6,700,000	$6,700	$25,428	$(14,925)	$17,203

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended September 30, 2019	For the Three Months Ended September 30, 2018

Cash flow from operating activities:
Net loss	$(7,623)	$(6,184)
Adjustment to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Prepaid expenses	7,600	(20,400)
Net Cash Used in Operating activities	$(23)	$(26,584)

Cash flows from financing activities:
Proceeds from stock issuances	$-	$31,010
Net cash provided by financing activities	$-	$31,010

Decrease in cash during the period	(23)	4,426

Cash, beginning of period	4,426	-

Cash, end of period	$4,403	$4,426

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three Months Ended September 30, 2019 and September 30, 2018
(Unaudited)

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Blue State Corp. (the “Company”) was incorporated in the State of Nevada on June 11, 2018. The Company is focused on developing a fast food restaurant concept called Pizza Cone.

These condensed consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of September 30, 2019, the Company has a working capital deficit of $17,203 and has an accumulated deficit totaling $14,925 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Blue State Corporation Limitada, Costa Rica (active). All significant intercompany transactions and balances have been eliminated.

c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. There are no cash equivalents as of September 30, 2019 and June 30, 2019.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three Months Ended September 30, 2019 and September 30, 2018
(Unaudited)
e) Financial Instruments
The Company’s financial instruments consist principally of cash. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

f) Loss Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At September 30, 2019, the Company has no potentially dilutive securities outstanding.

g) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on June 30 , 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606.  The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company has not made any sales as of September 30, 2019.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three Months Ended September 30, 2019 and September 30, 2018
(Unaudited)

Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j) Subsequent Events

The Company’s management reviewed all material events from September 30, 2019, through the issuance date of these financial statements for disclosure consideration.

k) Recent Accounting Pronouncements Adopted

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company has adopted ASU 2016-18 and currently would not have a material impact on the Company’s CFS.

In May 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.

The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company has adopted ASU 2017-01 and currently would not have a material impact on the Company’s CFS.

In October 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management has adopted ASU 2017-11 and currently would not have a material impact on the Company’s CFS.

As of September 30, 2019, there are no recently issued accounting standards adopted that would have a material effect on the Company’s financial statements or have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $14,925 at September 30, 2019, a net loss of $7,623 and net cash used in operating activities of $23 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three Months Ended September 30, 2019 and September 30, 2018
(Unaudited)

While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4-Commitments and Contingencies

As of September 30, 2019 there were no commitments or contingencies, as the Company has no contractual obligations, guarantees or pending litigation that would result in any breach of contract or contingent liability

Note 5 - Stockholders’ Equity

The Company’s authorized capital consisted of 75,000,000 shares of common stock with a par value of $0.001 per share.  On June 13, 2018, 4,000,000 shares were subscribed for at $0.001 and between June 12, 2018 and September 30, 2018, 2,700,000 were subscribed for at $0.01. As of September 30, 2019 there were 6,700,000 common shares issued and outstanding to 28 shareholders of record.

Note 6– Subsequent Events

Management has evaluated the Company for any subsequent events during the three month period ended September 30, 2019 and have determined there no reportable subsequent events.

BLUE STATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	June 30, 2019
	(Unaudited)

ASSETS

Current assets:
Cash	$2,678	$4,426
Prepaid Expenses	11,300	20,400
Total Current Assets	13,978	24,826
Total assets	13,978	24,826

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity:
Common stock; $0.001 par value; 75,000,000 shares authorized; 6,700,000 shares
issued and outstanding as of December 31, 2019 and 2018	6,700	6,700
Additional Paid in Capital	25,428	25,428
Accumulated Deficit	(18,150)	(7,302)
Total stockholders' equity	13,978	24,826

Total liabilities and stockholders' equity	$13,978	$24,826

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE  CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Six Months Ended December 31, 2019	Six Months Ended December 31, 2018

Operating Expenses:

General and administrative	$3,225	$-	$10,848	$6,184
Total Operating Expenses	3,225	-	10,848	6,184

Loss from Operations	$(3,225)	$-	$(10,848)	$(6,184)

Other Expenses

Net loss for the period	$(3,225)	$-	$(10,848)	$(6,184)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	6,700,000	6,700,000	6,700,000	6,680,430

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED AND CONSOLIDATED STATEMENTS
OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)

	Common Stock
	Number of		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance at June 30, 2018	-	$-	$1,118	$(1,118)	$-
Additional paid in capital	-	$-	$31,010	$-	$31,010
Net loss	-	$-	$-	$(6,184)	$(6,184)
Balance at September 30, 2018	-	$-	$32,128	$(7,302)	$24,826
Net loss	6,700,000	$6,700	$-	$-	$-
Balance at December 31, 2018	-	$-	$32,128	$7,302	$24,826

Balance at June 30, 2019	6,700,000	$6,700	$25,428	$(7,302)	$24,826
Net loss	-	$-	$-	$(7,623)	$(7,623)
Balance at September 30, 2019	6,700,000	$6,700	$25,428	$(14,925)	$17,203
Net loss	-	$-	$-	$(3,225)	$(3,225)
Balance at December 31, 2019	6,700,000	$6,700	$25,428	$(18,150)	$13,978

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(Unaudited)

	Six Months Ended December 31, 2019	Six Months Ended December 31, 2018

Cash flow from operating activities:
Net loss	$(10,848)	$(6,184)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	9,100	(20,400)
Net Cash Used in Operating activities	$(1,748)	$(26,584)

Cash flows from financing activities:
Proceeds from stock issuances	$-	$31,010
Net cash provided by financing activities	$-	$31,010

Decrease in cash during the period	(1,748)	4,426

Cash, beginning of period	4,426	-

Cash, end of period	$2,678	$4,426

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Six Months Ended December 31, 2019 and December 31, 2018
(Unaudited)

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Blue State Corp. (the “Company”) was incorporated in the State of Nevada on June 11, 2018. The Company is focused on developing a fast food restaurant concept called Pizza Cone.

These condensed consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of December 31, 2019, the Company has a working capital deficit of $13,978 and has an accumulated deficit totaling $18,150since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Blue State Corporation Limitada, Costa Rica (active). All significant intercompany transactions and balances have been eliminated.

c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. There are no cash equivalents as of December 31, 2019 and June 30, 2019.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Six Months Ended December 31, 2019 and December 31, 2018
(Unaudited)

e) Financial Instruments
The Company’s financial instruments consist principally of cash. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

f) Loss Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At September 30, 2019, the Company has no potentially dilutive securities outstanding.

g) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on June 30, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606.  The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company has not made any sales as of September 30, 2019.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Six Months Ended December 31, 2019 and December 31, 2018
(Unaudited)

Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j) Subsequent Events

The Company’s management reviewed all material events from September 30, 2019, through the issuance date of these financial statements for disclosure consideration.

k) Recent Accounting Pronouncements Adopted

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company has adopted ASU 2016-18 and currently would not have a material impact on the Company’s CFS.

In May 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.

The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company has adopted ASU 2017-01 and currently would not have a material impact on the Company’s CFS.

In October 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management has adopted ASU 2017-11 and currently would not have a material impact on the Company’s CFS.

As of December 31, 2019, there are no recently issued accounting standards adopted that would have a material effect on the Company’s financial statements or have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $18,150 at December 31, 2019, a net loss of $10,848 and net cash used in operating activities of $1,748 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Six Months Ended December 31, 2019 and December 31, 2018
(Unaudited)

While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4-Commitments and Contingencies

As of December 31, 2019, there were no commitments or contingencies, as the Company has no contractual obligations, guarantees or pending litigation that would result in any breach of contract or contingent liability

Note 5 - Stockholders’ Equity

The Company’s authorized capital consisted of 75,000,000 shares of common stock with a par value of $0.001 per share.  On June 13, 2018, 4,000,000 shares were subscribed for at $0.001 and between June 12, 2018 and December 31, 2018, 2,700,000 were subscribed for at $0.01. As of December 31, 2019 there were 6,700,000 common shares issued and outstanding to 28 shareholders of record.

Note 6– Subsequent Events

Management has evaluated the Company for any subsequent events during the three and six month period ended December 31, 2019 and have determined there no reportable subsequent events.

BLUE STATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	June 30, 2019
	(Unaudited)

ASSETS

Current assets:
Cash	$1,485	$4,426
Prepaid Expenses	9,800	20,400
Total Current Assets	11,285	24,826
Total assets	11,285	24,826

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity:
Common stock; $0.001 par value; 75,000,000 shares authorized; 6,700,000 shares
issued and outstanding as of March 31, 2019 and 2018	6,700	6,700
Additional Paid in Capital	25,428	25,428
Accumulated Deficit	(20,843)	(7,302)
Total stockholders' equity	11,285	24,826

Total liabilities and stockholders' equity	$11,285	$24,826

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE  CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Nine Months Ended March 31, 2020	Nine Months Ended March 31, 2019

Operating Expenses:

General and administrative	$2,693	$-	$13,541	$6,184
Total Operating Expenses	2,693	-	13,541	6,184

Loss from Operations	$(2,693)	$-	$(13,541)	$(6,184)

Other Expenses

Net loss for the period	$(2,693)	$-	$(13,541)	$(6,184)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	6,700,000	6,700,000	6,700,000	6,700,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED AND CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(Unaudited)

	Common Stock				Total
	Number of		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	in Capital	Deficit	Equity
Balance at June 30, 2018	-	$-	$1,118	$(1,118)	$-
Additional paid in capital	-	$-	$31,010	$-	$31,010
Net loss	-	$-	$-	$(6,184)	$(6,184)
Balance at September 30, 2018	-	$-	$32,128	$(7,302)	$24,826
Net loss	-	$-	$-	$-	$-
Balance at December 31, 2018	6,700,000	$6,700	$25,428	$(7,302)	$24,826
Net loss	-	$-	$-	$-	$-
Balance at March 31, 2019	6,700,000	$6,700	$25,428	$(7,302)	$24,826

Balance at June 30, 2019	6,700,000	$6,700	$25,428	$(7,302)	$24,826
Net loss	-	$-	$-	$(7,623)	$(7,623)
Balance at September 30, 2019	6,700,000	$6,700	$25,428	$(14,925)	$17,203
Net loss	-	$-	$-	$(3,225)	$(3,225)
Balance at December 31, 2019	6,700,000	$6,700	$25,428	$(18,150)	$13,978
Net loss	-	$-	$-	$(2,693)	$(2,693)
Balance at March 31, 2020	6,700,000	$6,700	$25,428	$(20,843)	$11,285

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BLUE STATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(Unaudited)

	Nine Months Ended March 31, 2020	Nine Months Ended March 31, 2019

Cash flow from operating activities:
Net loss	$(13,541)	$(6,184)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	10,600	(20,400)
Net Cash Used in Operating activities	$(2,941)	$(26,584)

Cash flows from financing activities:
Proceeds from stock issuances	$-	$31,010
Net cash provided by financing activities	$-	$31,010

Decrease in cash during the period	(2,941)	4,426

Cash, beginning of period	4,426	-

Cash, end of period	$1,485	$4,426

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Nine Months Ended March 31, 2020 and March 31, 2019
(Unaudited)

Note 1 - Organization and Operations

Nature of Business and Continuance of Operations

Blue State Corp. (the “Company”) was incorporated in the State of Nevada on June 11, 2018. The Company is focused on developing a fast food restaurant concept called Pizza Cone.

These condensed consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business.

The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2020, the Company has a working capital deficit of $11,285 and has an accumulated deficit totaling $20,843 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s management plans to raise funds in the next 12 months through a combination of debt financing and equity financing by way of private placement.

Note 2 - Significant and Critical Accounting Policies and Practices

a) Basis of Presentation

These condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b) Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Blue State Corporation Limitada, Costa Rica (active). All significant intercompany transactions and balances have been eliminated.

c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. There are no cash equivalents as of March 31, 2020 and June 30, 2019.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Nine Months Ended March 31, 2020 and March 31, 2019
(Unaudited)
e) Financial Instruments
The Company’s financial instruments consist principally of cash. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

f) Loss Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At March 31, 2020, the Company has no potentially dilutive securities outstanding.

g) Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

h) Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on June 30, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606.  The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

The Company will recognize revenue according to Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

The Company has not made any sales as of March 31, 2020.

i) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Nine Months Ended March 31, 2020 and March 31, 2019
(Unaudited)

Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

j) Subsequent Events

The Company’s management reviewed all material events from September 30, 2019, through the issuance date of these financial statements for disclosure consideration.

k) Recent Accounting Pronouncements Adopted

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet.

ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company has adopted ASU 2016-18 and currently would not have a material impact on the Company’s CFS.

In May 2017, the FASB issued an ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.

The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company has adopted ASU 2017-01 and currently would not have a material impact on the Company’s CFS.

In October 2017, FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements. Part II does not have an accounting effect. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 with early adoption permitted. Management has adopted ASU 2017-11 and currently would not have a material impact on the Company’s CFS.

As of March 31, 2020, there are no recently issued accounting standards adopted that would have a material effect on the Company’s financial statements or have a material impact on the Company’s CFS.

Note 3 – Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $20,843 at March 31, 2020, a net loss of $13,541 and net cash used in operating activities of $2,941 for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.

Blue State Corp.
Notes to the Condensed Consolidated Financial Statements
For the Three and Nine Months Ended March 31, 2020 and March 31, 2019
(Unaudited)

While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Commitments and Contingencies

As of March 31, 2020, there were no commitments or contingencies, as the Company has no contractual obligations, guarantees or pending litigation that would result in any breach of contract or contingent liability

Note 5 - Stockholders’ Equity

The Company’s authorized capital consisted of 75,000,000 shares of common stock with a par value of $0.001 per share.  On June 13, 2018, 4,000,000 shares were subscribed for at $0.001 and between June 12, 2018 and December 31, 2018, 2,700,000 were subscribed for at $0.01. As of March 31, 2020 there were 6,700,000 common shares issued and outstanding to 28 shareholders of record.

Note 6– Subsequent Events

Management has evaluated the Company for any subsequent events during the three and nine month period ended March 31, 2020 and have determined there no reportable subsequent events.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on June 11, 2018 there have been no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus
Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Legal Fees	$5,000
Accounting and Auditing	$12,500
Electronic Filing and Printing	$5,900
Transfer Agent	$2,000
Total	$25,400

None of the above expenses of issuance and distribution will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

As of  May 12 , 2020 we have issued 6,700,000 shares of unregistered securities. 2,700,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Costa Rican residents. 4,000,000 shares were issued to our sole officer and director, pursuant to Section 4(2) of the Securities Act of 1933.

The shares include the following:

1.   On July 13, 2018 we issued 4,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share for cash proceeds of $4,000 to our sole officer and director, These shares have also been stamped with a restricted legend pursuant to Rule 144; and

3.   Between July 12, 2018 and August 31, 2018 we issued 2,700,000 shares of common stock to non-affiliate Costa Rican residents at a price of $0.01 per share for cash proceeds of $27,000 (all funds from this offering were received by August 31, 2018); and

With the exception of the shares issued to our sole officer and director and which were issued pursuant to Section 4(2) of the Securities act of 1933, all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.

The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1 *	Articles of Incorporation
3.2 *	By-Laws
4.1 *	Form of Subscription Agreement
5.1 +	Opinion and consent of Attorney Randall Lanham
14.1 *	Financial Code of Ethics
23.1 +	Consent of Independent Auditor
23.2	Consent of Attorney Randall Lanham (see exhibit 5.1)

*Previously filed
+Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

     (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

        (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(The Remainder of this Page has been left Intentionally Blank, the Signature Page Follows on the Next Page)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, Costa Rica, on May 12, 2020 .

Blue State Corp.

By:/s/ Alessandro Napoleone
Director, President, Secretary, Treasurer Principal Executive Officer
Principal Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alessandro Napoleone, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
 Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/Alessandro Napoleone	President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer and member of the Board of Directors	May 12, 2020